Exhibit 10.3

SECOND AMENDMENT TO

ZYMOGENETICS

DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES

This Amendment is made to the ZymoGenetics Deferred Compensation Plan for Key Employees (the “Plan”) which was originally effective November 1, 1992 and most recently amended and restated effective November 1, 1997.

Effective January 1, 2006, the first sentence of Article III.2(a) is amended by increasing the maximum percentage of salary a Participant may defer from 15% to 50%.

IN WITNESS WHEREOF, ZymoGenetics, Inc. has caused this Amendment to be executed on the date indicated below.

ZYMOGENETICS, INC.

Dated: May 2, 2008	By:	/s/ Bruce L.A. Carter
Bruce L.A. Carter
	Its:	Chairman and Chief Executive Officer